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                                                                  Exhibit (a)(7)


 THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor.

 If you have sold or transferred all of your registered holdings of Shares (as defined below), please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.

                         NOTICE OF GUARANTEED DELIVERY
                   (Not to be used for Signature Guarantees)
                     FOR TENDER OF SHARES OF COMMON STOCK
          (Including the Associated Preferred Stock Purchase Rights)
                                      and
              SHARES OF SERIES B ESOP CONVERTIBLE PREFERRED STOCK

                                      of

                            NALCO CHEMICAL COMPANY
                       Pursuant to the Offer to Purchase
                              dated July 1, 1999

                                      by

                             H2O ACQUISITION CO.,
                         A Wholly Owned Subsidiary of
                            SUEZ LYONNAISE DES EAUX

  As set forth under Section 3--"Procedures for Tendering Shares" in the Offer to Purchase dated July 1, 1999, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates representing shares of either (a) common stock, par value $0.1875 per share, including the associated preferred stock purchase rights (the "Common Stock"), or (b) Series B ESOP Convertible Preferred Stock (the "ESOP Preferred Stock" and, together with the Common Stock, the "Shares" and certificates evidencing such Shares, the "Certificates") of Nalco Chemical Company, a Delaware corporation (the "Company"), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit Certificates and all other required documents to reach First Chicago Trust Company of New York (the "Depositary") prior to the Expiration Date (as defined in Section 1--"Terms of the Offer" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase under
Section 3--"Procedures for Tendering Shares".

                       The Depositary for the Offer is:

                    First Chicago Trust Company of New York

        By Hand:                   By Mail:             By Overnight Courier:
   First Chicago Trust        First Chicago Trust        First Chicago Trust
   Company of New York        Company of New York        Company of New York
 c/o Securities Transfer       Corporate Actions          Corporate Actions
           and                    Suite 4660                 Suite 4680
 Reporting Services Inc.         P.O. Box 2569           14 Wall Street, 8th
 Attn: Corporate Actions    Jersey City, NJ 07303-              Floor
   100 William Street,               2569                New York, NY 10005
        Galleria
   New York, NY 10038

                               For Information:
                     Fax: (201) 222-4720 or (201) 222-4721
                      Confirmation of Fax: (201) 222-4707
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  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to H2O Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Suez Lyonnaise des Eaux, a societe anonyme organized and existing under the laws of the Republic of France, under the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under
Section 3--"Procedures for Tendering Shares".


 Name of Record Holder(s): ___________________________________________________

 _____________________________________________________________________________

 Address(es): ________________________________________________________________

 _____________________________________________________________________________

 Area Code(s) and Tel. No(s).: _______________________________________________

 Signature(s): _______________________________________________________________

 Date: _______________________________________________________________________


 Number of Shares: ___________________________________________________________

 Certificate Number(s) if available: _________________________________________

 If Shares will be tendered by book-entry transfer check box: [_]

    The Depository Trust Company

    Account Number: ________________________________________________________

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                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, an Eligible Institution, hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, the Certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal or with any required signature guarantees and any other required documents, all within three New York Stock Exchange Trading Days (as defined in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase) after the date hereof.


             Name of Firm:                       Authorized Signature:


 _____________________________________   Name: _______________________________


 _____________________________________   Title: ______________________________


 _____________________________________   Date: _______________________________

 Address: ____________________________

 _____________________________________
                        (Zip
                        Code)

 Area Code and Tel. No.: _____________

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY;
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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